UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2011

                 Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)
Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On December 31, 2011, Taylor Capital Group, Inc. completed the previously announced conversion of: (i) all 1,276,480 outstanding shares of its 8% Non-Cumulative, Convertible Perpetual Preferred Stock, Series C ("Series C Preferred"), into shares of its common stock, $0.01 par value per share ("Common Stock" and, such conversion, the "Series C Conversion"); and (ii) all 223,520 outstanding shares of its 8% Nonvoting, Non-Cumulative, Convertible Perpetual Preferred Stock, Series E ("Series E Preferred"), into shares of its Nonvoting Convertible Preferred Stock, Series G ("Series G Preferred" and, such conversion, the "Series E Conversion"). The Series G Preferred is a nonvoting common equivalent series of preferred stock, each share of which is convertible into one share of Common Stock under certain limited circumstances.

Pursuant to the Series C Conversion, each share of Series C Preferred was converted into 2.75599 shares of Common Stock, for an aggregate issuance of 3,517,887 shares of Common Stock. Pursuant to the Series E Conversion, each share of Series E Preferred was converted into 2.75599 shares of Series G Preferred, for an aggregate issuance of 616,020 shares of Series G Preferred.

All shares of stock issued pursuant to the Series C Conversion and the Series E Conversion were issued in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 3(a)(9) of such act. No commission or other remuneration was paid in connection with these issuances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2012

TAYLOR CAPITAL GROUP, INC.
/s/ Randall T. Conte
By:	Randall T. Conte
Chief Financial Officer